UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2006

GEOCOM RESOURCES INC.

(Exact name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-49621

(Commission File Number)

98-0349734

(IRS Employer Identification No.)

413-114 West Magnolia, Bellingham, WA 98225

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 360-392-2898

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 16, 2006 the Registrant entered into a binding letter agreement with Kinross Gold Corporation (NYSE:KGC, TSX:K) (hereinafter “Kinross”) outlining the terms of a formal agreement by which the parties intend to establish a formal exploration venture in respect of Region X (also known as “Region 10”) in southern Chile with an option to participate in subsequent acquisitions of mining rights in the Region. Pursuant to the terms of the agreement, the Registrant and Kinross will initiate exploration of Region X utilizing Geocom’s proprietary geochemical database and funded on an equal basis in the aggregate amount of $380,000, being $190,000 per company. The Registrant shall act as manager of the exploration venture in Region X and recommend staking and acquisition of any specific target(s). Kinross is entitled to join with the Registrant and participate in staking and acquiring of the selected target properties in Region and, in doing so, the Registrant and Kinross will participate on an initial 50:50 basis until $500,000 is expended, subject to Kinross’ right to acquire an additional 20% interest prior to or at the point when $500,000 has been expended, by funding an additional $250,000 in exploration and development costs. Thereafter, the parties will share expenditures on a pro-rata basis of 30% by the Registrant and 70% by Kinross. In addition, the Registrant shall issue 500,000 share purchase warrants to Kinross per each property selected by Kinross, which warrants shall have a term of three years from the date of issue, and entitle Kinross thereof to purchase one common share of the Registrant at a price equal to 80% of the weighted average closing trading price of the Registrant’s common shares for the 30 consecutive trading days immediately prior to the date of issue. In the event that either party accepts dilution to a 10% working interest during expenditures on an individual property, that party’s diluted working interest shall be converted to a 2% NSR. If Kinross elect not to participate in the acquisition and continued exploration of a recommended target property, the Registrant may acquire the property on its own behalf. However, Kinross shall retain the right to make an election to recover a 50% interest if and when property expenditures reach $500,000 by reimbursing the Registrant for two-thirds of its expenditures on that property.

On March 17, 2006 the Registrant executed an amendment agreement dated March 8, 2006 in respect of its option agreement dated November 9, 2005 with Latin American Minerals Inc. in respect of the La Carolina project located in San Luis Province, Argentina. Pursuant to the option agreement, Latin American Minerals has the right to earn an undivided 75% interest in the property by making cash and share payments to the optionees, the Registrant and TNR Gold Corp., and by making a total of $1,000,000 in exploration expenditures on the property over a period of five years. Latin American Minerals is entitled to earn a 37.5% interest in the property upon making $500,000 in exploration expenditures and by paying a total of $62,500 in cash and issuing 62,500 share to the Registrant and TNR Gold Corp. Upon Latin American Minerals earning a 75% interest in the property, the parties intend to establish a formal joint venture to manage the development and operations of the property. The amendment extended the termination date of the option agreement from March 9, 2006 to April 9, 2006 to enable Latin American Minerals to finish obtaining requisite regulatory approval in respect of the transaction.

Item 9.01. Financial Statements and Exhibits.

10.1 Letter agreement with Kinross Gold Corporation dated March 16, 2006.

10.2 Amendment agreement between the Registrant, TNR Gold Corp. and Latin American Minerals Inc. dated March 8, 2006.

99.1 News Release issued by the Registrant on March 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOCOM RESOURCES, INC.

/s/ John Hiner

John Hiner, President

Date: March 21, 2006